                         FRONTIER FINANCIAL CORPORATION               EXHIBIT 11
            COMPUTATION OF BASIC AND FULLY DILUTED EARNINGS PER SHARE


                                                               Year Ended December 31,
                                                      1997              1996                1995
                                                  -----------        -----------        -----------
Net Income                                        $16,901,563        $14,616,844        $12,614,926
                                                  =================================================
Computation of average shares outstanding:

            Shares outstanding at
            beginning of year                       6,830,666          6,322,255          4,196,435

            Additional shares deemed
            outstanding because of
            stock dividends                           479,347            919,595            913,895

            Shares issued pursuant
            to stock splits                                                               2,100,651

            Shares issued during
            the year times average
            time outstanding during
            the year                                   16,962             35,061              9,987
                                                  -------------------------------------------------
Average basic shares outstanding                    7,326,975          7,276,911          7,220,968
                                                  -------------------------------------------------
Average number of dilutive shares
assumed to be outstanding                              70,897             75,456             97,639
                                                  -------------------------------------------------
Average fully diluted shares
outstanding                                         7,397,872          7,352,367          7,318,607
                                                  =================================================
Basic earnings per share                          $      2.31        $      2.01        $      1.75
                                                  =================================================
Fully diluted earnings per share                  $      2.28        $      1.99        $      1.72
                                                  =================================================